UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 17, 2022

AMERICOLD REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Americold Realty Trust: Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Americold Realty Trust:  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	COLD	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Company’s Annual Meeting of Shareholders for fiscal year 2022, held on Wednesday, May 17, 2022, the following matters were submitted to a vote of the shareholders:

Proposal One: Election of Trustees

Trustee Nominees	For	Against	Abstain	Broker Non-Votes
George J. Alburger, Jr.	236,484,538	10,862,994	535,290	4,451,460
Kelly H. Barrett	222,300,538	25,053,997	527,954	4,451,460
Robert L. Bass	240,289,180	7,063,560	530,082	4,451,460
George F. Chappelle Jr.	241,157,455	6,177,929	547,438	4,451,460
Antonio F. Fernandez	243,779,211	3,572,572	531,039	4,451,460
Pamela K. Kohn	245,838,179	1,516,712	527,931	4,451,460
David J. Neithercut	240,774,251	6,574,218	534,353	4,451,460
Mark R. Patterson	190,983,980	55,928,302	970,540	4,451,460
Andrew P. Power	240,071,197	7,272,437	539,186	4,451,460

Proposal Two: Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
212,601,704	35,094,442	186,676	4,451,460

Proposal Three: Frequency of Say-on-Pay Votes

One Year	Two Years	Three Years	Abstain
245,565,309	20,577	2,239,690	57,246

Proposal Four: Converting the Company from a Maryland Trust to a Maryland Corporation

For	Against	Abstain	Broker Non-Votes
247,816,077	40,671	26,074	4,451,460

Proposal Five: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
240,349,401	11,965,909	18,972

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 17, 2022

AMERICOLD REALTY TRUST

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer and Executive Vice President